Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2019 Third Quarter Earnings

Contact: Linda Simmons, SVP, CFO

Brockton, Massachusetts (October 18, 2019): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $7.1 million, or $0.13 per basic and diluted share for the third quarter of 2019, compared to $4.8 million, or $0.08 per basic and diluted share, for the prior quarter and $5.9 million, or $0.10 per basic and diluted share, for the same period last year. For the nine months ended September 30, 2019 net income was $14.0 million, or $0.25 per basic and diluted share, compared to $11.3 million, or $0.20 per basic and diluted share, for the same period last year. On August 14, 2019, the Company completed its second step conversion from the mutual holding company to the stock holding company form of organization and related common stock offering. All historical share and per share information has been restated to reflect the 1.795431 exchange ratio.

Selected third quarter highlights:

•	Successful second-step conversion raising net proceeds of $304.1 million
•	Maintained strong commercial loan growth, increasing total commercial loans 4%
•	Sustained residential real estate mortgage origination activity, increasing 39% on a linked quarter basis and year over year

“Solid performance in our core operating businesses is a reflection of our continued focus on growth and expense management,” said James Blake, CEO, HarborOne.  “We expect the continued strength in commercial lending and the rebound of the mortgage business to serve us well through year end.” Added Joseph Casey, President, HarborOne,  “The successful completion of our second step conversion has provided both the capital and flexibility necessary to pursue our growth strategy.”

Net Interest Income

The Company’s net interest and dividend income was $28.0 million for the quarter ended September 30,  2019,  up  $1.3 million, or 4.8%, from $26.7 million for the quarter ended June 30, 2019 and up $6.9 million, or 32.5%, from  $21.1 million for the quarter ended September 30, 2018. The tax-equivalent interest rate spread and net interest margin were 2.73% and 3.11%, respectively, for the quarter ended September 30, 2019 compared to 2.91% and 3.19%, respectively, for the quarter ended June 30, 2019 and 2.87% and 3.12%, respectively, for the quarter ended September 30, 2018.

The increase in net interest and dividend income from the previous quarter reflected a $1.5 million, or 3.8%, increase in total interest and dividend income offset in part by an increase of $180,000, or 1.6%, in total interest expense.  The increase in interest and dividend income primarily reflected an increase in interest income on loans due to volume increases and an increase in interest income on other interest-earning assets as proceeds from the second step conversion were invested in liquid investments.  Additionally, interest on loans in the third quarter of 2019 included $1.1 million in accretion income of the fair value discount on loans acquired from Coastway Bancorp, Inc. (“Coastway”) and $5,000 in prepayment penalties on commercial loans. Accretion income and prepayment penalties in the previous quarter were $614,000 and $421,000, respectively. The yield on loans was 4.64% for the quarter ended September 30, 2019 compared to 4.70% for the quarter ended June 30, 2019.  The increase in interest expense was primarily due to an increase in higher cost certificates of deposit accounts and an increase in the average balance and cost of savings accounts as a result of savings and CD promotions in the third quarter, which drove a  4 basis point increase in the cost of interest-bearing deposits. Average FHLB advances in the same period decreased by  $78.3 million, reducing interest expense on FHLB advances by $430,000.

The increase in net interest and dividend income from the prior year quarter reflected  an  $11.9 million, or 42.7%, increase in total interest and dividend income offset by an increase of $5.0 million, or 74.6%, in total interest expense. The increases in total interest and dividend income which reflected an increase in the yield on loans to 4.64% from 4.30%, primarily driven by commercial loan growth due to the Coastway acquisition as well as organic commercial loan growth. This is partially offset by the increase in total interest expense primarily due to an increase in average interest-bearing deposits of $633.2 million with a 43 basis point increase in the cost of those funds, due to deposits acquired from Coastway as well as organic deposit growth in money market and term CDs.  Average FHLB borrowings decreased $42.8 million;  however, a  57 basis point increase in the cost of those funds offset any savings. Additionally, the Company issued $35.0 million in subordinated notes in the third quarter of 2018.

Noninterest Income

Noninterest income increased  $1.6 million, or 9.9%, to  $17.3 million for the quarter ended September 30, 2019 from $15.7 million for the quarter ended June 30, 2019. The increase was primarily due to an increase in mortgage banking income of $2.9 million, partially offset by a $1.2 million decrease in gain on sale of securities and a net decrease of $105,000 in the other noninterest income categories.

Seasonal mortgage origination activity and mortgage rate decreases resulted in a 39% increase in mortgage production by HarborOne Mortgage, LLC (“HarborOne Mortgage”) compared to the second quarter of 2019. Continued downward pressure on the 10-year Treasury Constant Maturity rate negatively impacted the fair value of the mortgage servicing rights resulting in a $2.5 million decrease in their fair value in the third quarter as compared to a $2.2 million decrease in their fair value in the second quarter of 2019.

Noninterest income increased $3.6 million, or 26.6%, as compared to the quarter ended September 30, 2018. Mortgage banking income increased $2.6 million, or 29.7%, and the other noninterest income categories increased $922,000, excluding the gain on sale of securities.  Mortgage banking income increased compared to the same period last year, despite the decrease in the fair value of mortgage servicing rights of $2.5 million in 2019 as compared to a $378,000 decrease in 2018. Mortgage originations increased primarily as a result of lower residential mortgage interest rates and increased refinancing volume. The net increase in other noninterest income categories compared to prior year quarter is primarily due to an  $884,000 increase in deposit account fee income reflecting the addition of Coastway accounts and an increase of $114,000 in swap fee income.

Noninterest Expense

Noninterest expenses were $36.2 million for the quarter ended September 30, 2019, an increase of $1.1 million, or 3.2%, from the quarter ended June 30, 2019, driven by a $2.7 million increase in compensation and benefits, and a $370,000 increase in loan expense, partially offset by  an $814,000 decrease in deposit insurance expense, a $495,000 decrease in professional fees, a $378,000 decrease in marketing expense and a $240,000 decrease in occupancy and equipment expenses. The increase in compensation and benefits is due to an increase in commissions of $1.9 million due to the increase in mortgage loan originations at HarborOne Mortgage and an increase of $674,000 in ESOP expense in connection with the second step conversion.  The loan expense increase is due to the increase in mortgage origination volume. The decrease in deposit insurance expense reflects the Bank’s FDIC assessment credit awards recorded in the quarter ended September 30, 2019.  The decreases in the other noninterest expense categories primarily reflect timing differences.

Total noninterest expenses increased $8.8 million, or 32.2%, from the quarter ended September 30, 2018. Compensation and benefits increased $6.4 million, other expenses increased $1.3 million and occupancy and equipment expense increased $1.1 million. The increases were partially offset by a $765,000 decrease in deposit insurance expense as a result of the FDIC credit awards noted above. Additionally, the quarter ended September 30, 2018 included $274,000 in merger expenses. The increases primarily reflected the acquisition of Coastway and expenses related to the new Stoughton branch and the Boston commercial lending office.

Income Tax Provision

The effective tax rate was 12.9% for the quarter ended September 30, 2019, compared to 14.6% for the quarter ended June 30, 2019 and 12.1% for the quarter ended September 30, 2018.  The effective tax rate for the quarter ended September 30, 2019 was impacted by the 2015 federal tax refund of $1.3 million and the 2015 Massachusetts state tax refund of $39,700 and the quarter ended June 30, 2019 was impacted by the 2013 federal tax refund of $603,000 and the 2013 Massachusetts state tax refund of $211,000 recognized in the quarter. The effective tax rate for the quarter ended September 30, 2018 was primarily impacted by an $826,000 tax refund for the tax year 2014. The refunds were a result of previously amended returns filed for those years.

Asset Quality

The Company recorded a provision for loan losses of $889,000 for the quarter ended September 30, 2019,  compared to $1.8 million for the quarter ended June 30, 2019 and $632,000 for the quarter ended September 30, 2018.  The provision for the quarter ended September 30, 2019 is primarily due to commercial real estate loan growth. The provision in the quarter ended June  30, 2019 reflected commercial loan growth and a  $738,000 commercial loan charge off. Changes in the provision for loan losses are based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions.

Net charge-offs totaled $106,000 for the quarter ended September 30, 2019,  or 0.01%, of average loans outstanding on an annualized basis, compared to $771,000, or 0.10% of average loans outstanding on an annualized basis, for the quarter ended June 30, 2019 and $436,000, or 0.08% of average loans outstanding on an annualized basis, for the quarter ended September 30, 2018.

The allowance for loan losses was $23.0 million, or 0.74%, of total loans at September 30, 2019, compared to $22.3 million, or 0.73%, of total loans at June 30, 2019 and $19.4 million, or 0.87%, of total loans at September 30,  2018. The decrease in the ratio of allowance for loan losses to total loans from September 30, 2018 reflects the loans acquired from Coastway. In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of Coastway were recorded at fair value; accordingly, there is no allowance for loan losses associated with the acquired loans.

Total nonperforming assets were $27.9 million at September 30, 2019 compared to $17.2 million at June 30, 2019 and $17.4 million at September 30, 2018. Nonperforming assets as a percentage of total assets were 0.71% at September 30, 2019, 0.46% at June 30, 2019 and 0.61% at September 30, 2018. The increase in nonperforming assets was primarily due to two commercial construction loans to one borrower for $11.2 million for which no specific reserve is required at this time. The Company continues to minimize loan losses through diligent collection efforts, prudent workout arrangements and strong underwriting.

Balance Sheet

Total assets increased $211.6 million, or 5.7%, to $3.95 billion at September 30, 2019 from $3.74 billion at June 30, 2019. The increase primarily reflects approximately $128.0 million of proceeds from the second step offering that are included in short-term investments. Short-term investments increased by $159.4 million, or 309.4%, to $210.9 million at September 30, 2019 from $51.5 million at June 30, 2019.  The remainder of the second step offering proceeds were utilized to fund commercial loan growth and pay down FHLB borrowings.

Net loans increased $45.4 million, or 1.5%, to $3.09 billion at September 30, 2019 from $3.04 billion at June 30, 2019. The net increase in loans for the three months ended September 30, 2019 was primarily due to increases in commercial real estate loans of $60.2 million and commercial construction loans of $3.4 million, partially offset by decreases in residential real estate loans of $7.8 million, commercial loans of $2.4 million, and consumer loans of $7.6 million.    Loans held for sale increased $17.5 million, or 20.6%, to $102.1 million at September 30, 2019 from $84.7 million at June 30, 2019.

Total deposits decreased $45.1 million, or 1.5%, to $2.92 billion at September 30, 2019 from $2.97  billion at June 30, 2019. Compared to the prior quarter of 2019,  non-certificate accounts increased $26.4 million, brokered deposits decreased $65.5 million and term CDs decreased $6.1 million. FHLB borrowings were $271.1 million at September 30, 2019 and $309.1 million at June 30, 2019.

Total stockholders’ equity was $659.6 million at September 30, 2019 compared to $371.1 million at June 30, 2019 and $353.3 million at September 30, 2018. The tangible common equity to tangible assets ratio was 15.06% at September 30, 2019,  8.04% at June 30, 2019 and 11.96% at September 30, 2018.  The increase in stockholders’ equity and ratios primarily reflects the results of the Company’s second step offering, net of the additional ESOP funding. At September 30, 2019, the Company and the Bank exceeded all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 24 full-service branches located in Massachusetts and Rhode Island,  one limited service branch and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with  more than 30 offices in Massachusetts, Rhode Island, New Hampshire, Maine, and New Jersey and is also licensed to lend in four additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, acquisitions may not produce results at levels or within time frames originally anticipated;  adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2019	2019	2019	2018	2018

Assets

Cash and due from banks	$27,758	$27,205	$25,227	$27,686	$18,478
Short-term investments	210,873	51,502	76,328	77,835	76,619
Total cash and cash equivalents	238,631	78,707	101,555	105,521	95,097

Securities available for sale, at fair value	204,133	202,457	219,966	209,293	191,847
Securities held to maturity, at amortized cost	27,099	34,752	41,104	44,688	47,371
Federal Home Loan Bank stock, at cost	13,466	14,876	16,134	24,969	13,263
Loans held for sale, at fair value	102,121	84,651	32,449	42,107	155,268
Loans:
Residential real estate	1,113,704	1,121,335	1,115,424	1,115,456	661,755
Commercial real estate	1,088,036	1,027,884	952,404	934,420	788,561
Commercial construction	160,549	157,130	158,504	161,660	129,796
Total mortgage loans on real estate	2,362,289	2,306,349	2,226,332	2,211,536	1,580,112
Commercial	298,652	301,056	299,658	277,271	139,616
Consumer	445,531	453,159	469,346	491,445	498,417
Loans	3,106,472	3,060,564	2,995,336	2,980,252	2,218,145
Less: Allowance for loan losses	(23,044)	(22,261)	(21,282)	(20,655)	(19,440)
Net deferred loan costs	5,792	5,377	5,193	5,255	5,677
Net loans	3,089,220	3,043,680	2,979,247	2,964,852	2,204,382
Mortgage servicing rights, at fair value	16,067	18,156	20,231	22,217	23,748
Goodwill	69,635	69,635	69,635	70,088	13,660
Other intangible assets	6,482	7,100	7,739	8,379	66
Other assets	182,166	183,410	167,936	161,007	108,098
Total assets	$3,949,020	$3,737,424	$3,655,996	$3,653,121	$2,852,800

Liabilities and Stockholders' Equity

Deposits:
NOW and demand deposit accounts	$589,979	$594,506	$574,379	$556,517	$432,628
Regular savings and club accounts	585,327	544,401	497,697	482,088	327,030
Money market deposit accounts	875,804	885,775	842,824	758,933	674,657
Brokered deposits	66,474	131,936	117,940	77,508	66,831
Term certificate accounts	806,924	812,987	803,805	810,015	684,495
Total deposits	2,924,508	2,969,605	2,836,645	2,685,061	2,185,641
Short-term borrowed funds	60,000	98,000	126,000	290,000	25,000
Long-term borrowed funds	211,140	211,149	229,935	229,936	206,187
Subordinated debt	33,875	33,843	33,812	33,799	33,855
Other liabilities and accrued expenses	59,943	53,709	66,156	56,751	48,772
Total liabilities	3,289,466	3,366,306	3,292,548	3,295,547	2,499,455

Common stock	584	327	327	327	327
Additional paid-in capital	458,599	154,730	153,326	152,156	150,732
Unearned compensation - ESOP	(33,838)	(9,793)	(9,942)	(10,091)	(10,239)
Retained earnings	233,049	225,936	221,155	219,088	218,977
Treasury stock	(721)	(1,548)	(1,548)	(1,548)	(1,548)
Accumulated other comprehensive income (loss)	1,881	1,466	130	(2,358)	(4,904)
Total stockholders' equity	659,554	371,118	363,448	357,574	353,345

Total liabilities and stockholders' equity	$3,949,020	$3,737,424	$3,655,996	$3,653,121	$2,852,800

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except share data)	2019	2019	2019	2018	2018

Interest and dividend income:
Interest and fees on loans	$36,230	$35,438	$34,365	$33,947	$25,115
Interest on loans held for sale	747	542	358	648	625
Interest on securities	1,542	1,850	1,847	1,788	1,629
Other interest and dividend income	1,211	448	483	540	480
Total interest and dividend income	39,730	38,278	37,053	36,923	27,849

Interest expense:
Interest on deposits	9,972	9,362	8,243	7,181	5,409
Interest on FHLB borrowings	1,249	1,679	2,275	2,400	1,130
Interest on subordinated debentures	524	524	505	552	189
Total interest expense	11,745	11,565	11,023	10,133	6,728

Net interest and dividend income	27,985	26,713	26,030	26,790	21,121

Provision for loan losses	889	1,750	857	1,502	632

Net interest and dividend income, after provision for loan losses	27,096	24,963	25,173	25,288	20,489

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(2,474)	(2,241)	(2,151)	(1,734)	(378)
Other	13,979	10,896	6,653	7,730	9,249
Total mortgage banking income	11,505	8,655	4,502	5,996	8,871

Deposit account fees	4,186	4,056	3,778	4,007	3,302
Income on retirement plan annuities	104	100	96	101	100
Gain on sale and call of securities, net	77	1,267	—	5	—
Bank-owned life insurance income	256	253	253	1,003	243
Other income	1,145	1,387	1,213	540	1,124
Total noninterest income	17,273	15,718	9,842	11,652	13,640

Noninterest expenses:
Compensation and benefits	23,238	20,585	19,245	20,062	16,809
Occupancy and equipment	4,171	4,411	4,448	3,949	3,027
Data processing	2,196	2,199	2,046	1,965	1,702
Loan expense	1,704	1,334	1,271	1,227	1,503
Marketing	799	1,177	958	611	639
Professional fees	889	1,384	946	1,237	712
Deposit insurance	(225)	589	666	572	540
Merger expenses	—	—	—	3,808	274
Other expenses	3,431	3,402	3,012	3,162	2,177
Total noninterest expenses	36,203	35,081	32,592	36,593	27,383

Income before income taxes	8,166	5,600	2,423	347	6,746

Income tax provision	1,053	819	356	236	818

Net income	$7,113	$4,781	$2,067	$111	$5,928

Earnings per common share (1):
Basic	$0.13	$0.08	$0.04	$—	$0.10
Diluted	$0.13	$0.08	$0.04	$—	$0.10
Weighted average shares outstanding (1):
Basic	55,638,734	56,704,297	56,666,979	56,684,405	56,691,125
Diluted	55,638,734	56,704,297	56,666,979	56,684,405	56,692,204

(1) Share amounts related to periods prior to the date of the completion of the second step offering ("stock offering") (August 14, 2019) have been restated to give retroactive recognition to the exchange ratio applied in the stock offering (1.795431-to-one)

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Nine Months Ended September 30,
(dollars in thousands, except share data)	2019	2018	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$106,033	$71,485	$34,548	48.3%
Interest on loans held for sale	1,647	1,557	90	5.8
Interest on securities	5,239	4,692	547	11.7
Other interest and dividend income	2,142	1,051	1,091	103.8
Total interest and dividend income	115,061	78,785	36,276	46.0

Interest expense:
Interest on deposits	27,577	13,382	14,195	106.1
Interest on FHLB borrowings	5,203	3,074	2,129	69.3
Interest on subordinated debentures	1,553	189	1,364	721.7
Total interest expense	34,333	16,645	17,688	106.3

Net interest and dividend income	80,728	62,140	18,588	29.9

Provision for loan losses	3,496	2,326	1,170	50.3

Net interest and dividend income, after provision for loan losses	77,232	59,814	17,418	29.1

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(6,866)	338	(7,204)	NM
Other	31,528	24,275	7,253	29.9
Total mortgage banking income	24,662	24,613	49	0.2

Deposit account fees	12,020	9,493	2,527	26.6
Income on retirement plan annuities	300	332	(32)	(9.6)
Gain on sale and call of securities, net	1,344	—	1,344	100.0
Bank-owned life insurance income	762	725	37	5.1
Other income	3,745	2,383	1,362	57.2
Total noninterest income	42,833	37,546	5,287	14.1

Noninterest expenses:
Compensation and benefits	63,068	50,506	12,562	24.9
Occupancy and equipment	13,030	9,263	3,767	40.7
Data processing	6,441	4,824	1,617	33.5
Loan expense	4,309	4,155	154	3.7
Marketing	2,934	2,722	212	7.8
Professional fees	3,219	2,595	624	24.0
Deposit insurance	1,030	1,525	(495)	(32.5)
Merger expenses	—	1,284	(1,284)	(100.0)
Other expenses	9,845	6,626	3,219	48.6
Total noninterest expenses	103,876	83,500	20,376	24.4

Income before income taxes	16,189	13,860	2,329	16.8

Income tax provision	2,228	2,577	(349)	(13.5)

Net income	$13,961	$11,283	$2,678	23.7%

Earnings per common share (1):
Basic	$0.25	$0.20
Diluted	$0.25	$0.20
Weighted average shares outstanding (1):
Basic	56,855,930	56,690,174
Diluted	56,855,930	56,690,533

(1) Share amounts related to periods prior to the date of the completion of the stock offering (August 14, 2019) have been restated to give retroactive recognition to the exchange ratio applied in the stock offering (1.795431-to-one)

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(dollars in thousands)
Interest-earning assets:
Loans (1)	$3,160,393	$36,977	4.64%	$3,072,345	$35,980	4.70%	$2,375,892	$25,740	4.30%
Investment securities (2)	224,379	1,562	2.76	259,151	1,880	2.91	239,443	1,674	2.77
Other interest-earning assets	185,063	1,211	2.59	26,758	448	6.71	74,390	480	2.56
Total interest-earning assets	3,569,835	39,750	4.42	3,358,254	38,308	4.58	2,689,725	27,894	4.11
Noninterest-earning assets	278,976			260,864			133,113
Total assets	$3,848,811			$3,619,118			$2,822,838
Interest-bearing liabilities:
Savings accounts	$564,040	902	0.63	$528,360	564	0.43	$338,109	149	0.17
NOW accounts	139,773	26	0.07	140,115	25	0.07	126,978	21	0.06
Money market accounts	879,694	3,417	1.54	872,653	3,384	1.56	678,721	1,650	0.96
Certificates of deposit	831,262	5,016	2.39	788,701	4,627	2.35	670,029	3,283	1.94
Brokered deposits	98,278	611	2.47	124,122	762	2.46	65,998	306	1.84
Total interest-bearing deposits	2,513,047	9,972	1.57	2,453,951	9,362	1.53	1,879,835	5,409	1.14
FHLB advances	213,578	1,249	2.32	291,835	1,679	2.31	256,391	1,130	1.75
Subordinated debentures	33,858	524	6.14	33,826	524	6.21	11,788	189	6.36
Total borrowings	247,436	1,773	2.84	325,661	2,203	2.71	268,179	1,319	1.95
Total interest-bearing liabilities	2,760,483	11,745	1.69	2,779,612	11,565	1.67	2,148,014	6,728	1.24
Noninterest-bearing liabilities:
Noninterest-bearing deposits	515,612			423,462			285,025
Other noninterest-bearing liabilities	52,357			49,163			39,445
Total liabilities	3,328,452			3,252,237			2,472,484
Total equity	520,359			366,881			350,354
Total liabilities and equity	$3,848,811			$3,619,118			$2,822,838
Tax equivalent net interest income		28,005			26,743			21,166
Tax equivalent interest rate spread (3)			2.73%			2.91%			2.87%
Less: tax equivalent adjustment		20			30			45
Net interest income as reported		$27,985			$26,713			$21,121
Net interest-earning assets (4)	$809,352			$578,642			$541,711
Net interest margin (5)			3.11%			3.19%			3.12%
Tax equivalent effect			—			—			—
Net interest margin on a fully tax equivalent basis			3.11%			3.19%			3.12%
Average interest-earning assets to average interest-bearing liabilities	129.32%			120.82%			125.22%

Supplemental information:
Total deposits, including demand deposits	$3,028,659	$9,972		$2,877,413	$9,362		$2,164,860	$5,409
Cost of total deposits			1.31%			1.31%			0.99%
Total funding liabilities, including demand deposits	$3,276,095	$11,745		$3,203,074	$11,565		$2,433,039	$6,728
Cost of total funding liabilities			1.42%			1.45%			1.10%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 21% for the quarters presented.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.73%, 2.86%, and 2.70%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized.

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Year to Date
	September 30, 2019			September 30, 2018
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(dollars in thousands)
Interest-earning assets:
Loans (1)	$3,083,753	$107,680	4.67%	$2,309,554	$73,042	4.23%
Investment securities (2)	247,782	5,328	2.87	233,508	4,828	2.76
Other interest-earning assets	83,803	2,142	3.42	51,242	1,051	2.74
Total interest-earning assets	3,415,338	115,150	4.51	2,594,304	78,921	4.07
Noninterest-earning assets	264,336			129,795
Total assets	$3,679,674			$2,724,099
Interest-bearing liabilities:
Savings accounts	$526,078	1,830	0.47	$338,799	434	0.17
NOW accounts	138,957	76	0.07	126,985	62	0.06
Money market accounts	849,254	9,561	1.51	697,889	4,531	0.87
Certificates of deposit	811,052	14,155	2.33	587,194	7,535	1.72
Brokered deposits	107,243	1,955	2.44	70,559	820	1.55
Total interest-bearing deposits	2,432,584	27,577	1.52	1,821,426	13,382	0.98
FHLB advances	298,643	5,203	2.33	242,499	3,074	1.69
Subordinated debentures	33,835	1,553	6.14	3,972	189	6.36
Total borrowings	332,478	6,756	2.72	246,471	3,263	1.77
Total interest-bearing liabilities	2,765,062	34,333	1.66	2,067,897	16,645	1.08
Noninterest-bearing liabilities:
Noninterest-bearing deposits	446,970			274,866
Other noninterest-bearing liabilities	51,252			34,851
Total liabilities	3,263,284			2,377,614
Total equity	416,390			346,485
Total liabilities and equity	$3,679,674			$2,724,099
Tax equivalent net interest income		80,817			62,276
Tax equivalent interest rate spread (3)			2.85%			2.99%
Less: tax equivalent adjustment		89			136
Net interest income as reported		$80,728			$62,140
Net interest-earning assets (4)	$650,276			$526,407
Net interest margin (5)			3.16%			3.20%
Tax equivalent effect			—			0.01
Net interest margin on a fully tax equivalent basis			3.16%			3.21%
Average interest-earning assets to average interest-bearing liabilities	123.52%			125.46%

Supplemental information:
Total deposits, including demand deposits	$2,879,554	$27,577		$2,096,292	$13,382
Cost of total deposits			1.28%			0.85%
Total funding liabilities, including demand deposits	$3,212,032	$34,333		$2,342,763	$16,645
Cost of total funding liabilities			1.43%			0.95%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a tax equivalent basis using a tax rate of 21%.  The yield on investments before tax equivalent adjustments was 2.83% and 2.69% for the nine months ended September 30, 2019 and 2018, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(in thousands)
Interest-earning assets:
Loans (1)	$3,160,393	$3,072,345	$3,016,943	$2,964,531	$2,375,892
Investment securities (2)	224,379	259,151	260,211	253,631	239,443
Other interest-earning assets	185,063	26,758	37,971	49,932	74,390
Total interest-earning assets	3,569,835	3,358,254	3,315,125	3,268,094	2,689,725
Noninterest-earning assets	278,976	260,864	252,882	252,652	133,113
Total assets	$3,848,811	$3,619,118	$3,568,007	$3,520,746	$2,822,838
Interest-bearing liabilities:
Savings accounts	$564,040	$528,360	$484,963	$484,153	$338,109
NOW accounts	139,773	140,115	136,954	139,517	126,978
Money market accounts	879,694	872,653	794,477	725,604	678,721
Certificates of deposit	831,262	788,701	812,992	820,109	670,029
Brokered deposits	98,278	124,122	99,341	63,258	65,998
Total interest-bearing deposits	2,513,047	2,453,951	2,328,727	2,232,641	1,879,835
FHLB advances	213,578	291,835	392,483	438,023	256,391
Subordinated debentures	33,858	33,826	33,822	33,668	11,788
Total borrowings	247,436	325,661	426,305	471,691	268,179
Total interest-bearing liabilities	2,760,483	2,779,612	2,755,032	2,704,332	2,148,014
Noninterest-bearing liabilities:
Noninterest-bearing deposits	515,612	423,462	400,573	408,074	285,025
Other noninterest-bearing liabilities	52,357	49,163	52,219	54,493	39,445
Total liabilities	3,328,452	3,252,237	3,207,824	3,166,899	2,472,484
Total equity	520,359	366,881	360,183	353,847	350,354
Total liabilities and equity	$3,848,811	$3,619,118	$3,568,007	$3,520,746	$2,822,838

	Annualized Yield Trend - Quarters Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Interest-earning assets:
Loans (1)	4.64%	4.70%	4.67%	4.63%	4.30%
Investment securities (2)	2.76%	2.91%	2.94%	2.87%	2.77%
Other interest-earning assets	2.60%	6.71%	5.16%	4.29%	2.56%
Total interest-earning assets	4.42%	4.58%	4.54%	4.49%	4.11%

Interest-bearing liabilities:
Savings accounts	0.63%	0.43%	0.30%	0.26%	0.17%
NOW accounts	0.07%	0.07%	0.07%	0.07%	0.06%
Money market accounts	1.54%	1.56%	1.41%	1.22%	0.96%
Certificates of deposit	2.39%	2.35%	2.25%	2.06%	1.94%
Brokered deposits	2.47%	2.46%	2.38%	2.13%	1.84%
Total interest-bearing deposits	1.57%	1.53%	1.44%	1.28%	1.14%
FHLB advances	2.32%	2.31%	2.35%	2.17%	1.75%
Subordinated debentures	6.14%	6.21%	6.05%	6.51%	6.36%
Total borrowings	2.84%	2.71%	2.64%	2.48%	1.95%
Total interest-bearing liabilities	1.69%	1.67%	1.62%	1.49%	1.24%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale and securities held to maturity.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Performance Ratios (annualized):	2019	2019	2019	2018	2018
(dollars in thousands)

Return on average assets (ROAA)	0.74%	0.53%	0.23%	0.01%	0.84%

Return on average equity (ROAE)	5.47%	5.21%	2.30%	0.13%	6.77%

Total noninterest expense	$36,203	$35,081	$32,592	$36,593	$27,383
Less: Amortization of other intangible assets	617	639	640	640	22
Total adjusted noninterest expense	$35,586	$34,442	$31,952	$35,953	$27,361

Net interest and dividend income	$27,985	$26,713	$26,030	$26,790	$21,121
Total noninterest income	17,273	15,718	9,842	11,652	13,640
Total revenue	$45,258	$42,431	$35,872	$38,442	$34,761

Efficiency ratio (1)	78.63%	81.17%	89.07%	93.52%	78.71%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

	At or for the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset Quality	2019	2019	2019	2018	2018
(dollars in thousands)

Total nonperforming assets	$27,947	$17,165	$19,266	$18,460	$17,407

Nonperforming assets to total assets	0.71%	0.46%	0.53%	0.51%	0.61%

Allowance for loan losses to total loans	0.74%	0.73%	0.71%	0.69%	0.87%

Net charge offs	$106	$771	$230	$287	$436

Annualized net charge offs/average loans	0.01%	0.10%	0.03%	0.04%	0.08%

Allowance for loan losses to nonperforming loans	83.58%	133.61%	116.41%	116.62%	116.16%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital and Share Related	2019	2019	2019	2018	2018
(dollars in thousands, except share data)

Common stock outstanding (1)	58,429,584	58,483,027	58,459,493	58,465,505	58,505,066

Book value per share (1)	$11.29	$6.35	$6.22	$6.12	$6.04

Tangible common equity:
Total stockholders' equity	$659,554	$371,118	$363,448	$357,574	$353,345
Less: Goodwill	69,635	69,635	69,635	70,088	13,660
Less: Other intangible assets (2)	6,482	7,100	7,739	8,379	66
Tangible common equity	$583,437	$294,383	$286,074	$279,107	$339,619

Tangible book value per share (1) (3)	$9.99	$5.03	$4.89	$4.77	$5.80

Tangible assets:
Total assets	$3,949,020	$3,737,424	$3,655,996	$3,653,121	$2,852,800
Less: Goodwill	69,635	69,635	69,635	70,088	13,660
Less: Other intangible assets (2)	6,482	7,100	7,739	8,379	66
Tangible assets	$3,872,903	$3,660,689	$3,578,622	$3,574,654	$2,839,074

Tangible common equity / tangible assets (4)	15.06%	8.04%	7.99%	7.81%	11.96%

(1) Share amounts related to periods prior to the date of the completion of the stock offering (August 14, 2019) have been restated to give retroactive recognition to the exchange ratio applied in the stock offering (1.795431-to-one)

(2) Other intangible assets includes core deposit intangible and noncompete intangible.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(4) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.